Exhibit 10.30 - CNAVE Cooperation Agreement

                          COOPERATION AGREEMENT BETWEEN
               THE NATIONAL CENTER FOR AUDIO AND VISUAL EDUCATION
         AND BEIJING JIADE TENGTU SCIENCE AND TECHNOLOGY GROUP COMPANIES

                                CHAPTER 1 PREFACE
ARTICLE 1
           In order to promote the IT-based education in the primary and middle schools and speed up the realization of the goal of the IT-based education set forth by the Ministry of Education, the National Center for Audio and Visual Education (NCA/VE) and Beijing Jiade Tengtu Science and Technology Group Companies Limited shall make joint investment in the establishment of Beijing Oriental Education Resources Co., Ltd. (provisional name) in accordance with the "Law of the People's Republic of China on the Establishment of Company" (Company
Law) and other related laws and regulations. The agreement is hereby formulated.

                              CHAPTER 2 DEFINITION
ARTICLE 2
THE TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS AS HEREIN SHOWN EXCEPT WHERE THE CHINESE LAWS OR THIS AGREEMENT OTHERWISE SPECIFIES:

1. "Chinese laws", "Relevant Chinese laws" and "Other relevant Chinese laws" mean all the laws, administrative laws and regulations, local laws and regulations, rules and regulations of the state organs and local governments issued in the People's Republic of China through legal procedures. The internal regulations formulated by the state organs or local governments are not included.
2. "The government requirements" mean the administrative regulations, orders and other mandatory provisions, which have a universal binding force, issued publicly by the government of the People's Republic of China or by the government competent authorities.
3. "Parties of the agreement", "Persons concerned" mean the persons from Party A and Party B who have signed the agreement.

                       CHAPTER 3 ESTABLISHMENT OF COMPANY
ARTICLE 3
Legal addresses and legal representatives of the parties of the agreement:

Party A: The National Center for Audio and Visual Education
Legal address: 160 Fuxingmennei Avenue, Beijing
Legal representative: Chen Zhilong

Party B: Beijing Jiade Tengtu Science and Technology Group Companies
Legal address: North square, West Railway Station, Fengtai District, Beijing Legal representative: Zhang Fanqi





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ARTICLE 4
Parties of the agreement agree that the provisional name of the company is Beijing Oriental Education Resources Co., Ltd. (subject to the approval by the relevant administration for industry and commerce).

ARTICLE 5
Legal address of the company is: Building No., 44 Fucheng Road, Haidian District, Beijing

                      CHAPTER 4 TOTAL AMOUNT OF INVESTMENT
                           AND THE REGISTERED CAPITAL
ARTICLE 6
The total amount of investment is not less than RMB 80 million Yuan.

ARTICLE 7
Party A and Party B shall contribute RMB 30 million Yuan (currency) for the registered capital of the company.

ARTICLE 8
Both parties shall make contributions as follows:
1. Party B shall contribute RMB 21 million Yuan (currency), which is accounted for 70% of the registered capital; while Party A shall contribute RMB 9 million Yuan (currency), which is accounted for 30% of the registered capital.
2. Both parties agree that Party B shall make an additional investment of RMB 30 million Yuan within 12 months after the establishment of the company, and will further make an additional investment of RMB 20 million Yuan within 18 months after the establishment of the company to make the total amount of investment reach RMB 80 million. Party A shall make an additional investment in the form of the teaching resources and other intangible assets.
3. Both parties agree that two years (inclusive of the second year) after the establishment date of the company, Party B shall donate 17% of the total share ownership to Party A. Then the ratio of the share ownership will become 47% for Party A, and 53% for Party B. As for the aforesaid change, the company shall go through the change formalities in accordance with law. (Refer to the stock transfer agreement for detail).
4. All the investments made by the two parties shall not be withdrawn during the term of the joint venture.

ARTICLE 9
1. The company is a liability limited company. Party A and Party B shall take the responsibilities for the company in accordance with their contributions. The company shall take the responsibility for any debts with its all assets.
2. Both parties agree that profits will be shared according to the ratio of 47% for Party A and 53% for Party B.



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ARTICLE 10
The persons concerned shall complete their own contributions in accordance with the regulations specified in the "Company Law" and this agreement during the registration period of the company.

ARTICLE 11
The persons concerned hereby guarantee that they have complete ownership or right of use of the material objects or intangible assets and etc they have provided.

ARTICLE 12
The persons concerned hereby guarantee that they have not set hypothec and right of use on the material objects they have provided, and not set hypothec on the intangible assets, and meanwhile they are not allowed to set the aforesaid rights.

ARTICLE 13
After the full payment of investment by the persons concerned to the company, the company shall invite a Chinese certified accountant office to verify it, who shall provide a report for the contributed investment after the verification. Within thirty days after receiving the verification report, the company shall issue "investment certificates" signed by the Chairman of Board to the persons concerned. There should be name, establishment date of the company, names of the concerned persons who have made contributions, date and amount of the contributions and signature date written on the "investment certificates".

ARTICLE 14
Before the Board of the Directors determines how to use the funds, the persons concerned or company shall not draw any funds from the deposit account of the bank.

ARTICLE 15
Within the term of the joint venture, the company shall not change its registered capital in principle. However when the relevant laws permit and both parties unanimously agree, the registered capital can be changed.

ARTICLE 16
If there is any change in the contributions paid to the company, contribution ratio or party who has made the contributions, the relevant provisions of the agreement shall be changed accordingly, and go through the relevant formalities.

ARTICLE 17
All the business activities conducted by the company in China should strictly observe the relevant laws of China. The company shall enjoy rights and undertake obligations in accordance with the relevant laws of China.

ARTICLE 18
The signature date of the business license shall be the establishing date of the company.



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ARTICLE 19
1. The company shall have an independent accounting system and autonomous management. Unless otherwise specified by the relevant laws of China, the company has the right to expel any interference by the external factors. And the company also has right to manage and dispose of all the assets it owns. The company losses shall be borne by the company itself.
2.      The basic autonomy owned by the company includes the following contents:
        a) To purchase and acquire all assets required by the company from home and abroad, and allocate, manage and dispose of them;
        b) To determine and implement the business operation plans of the company;
        c) To negotiate prices of the technical know-how required by the company, and to purchase or import the technical know-how from home and abroad;
        d) To recruit, train, transfer, promote, punish and fire the employees of the company, and to exercise other necessary management on them;
        e) To decide its service prices and provide services both at home and abroad in accordance with this agreement and other legal documents related to the agreement;
        f) To raise funds required by the company's business operation in accordance with the relevant laws of China;
        g) To formulate, revise, abolish and implement the company's rules and regulations;
        h)  All other autonomy required by the company's business operation.

ARTICLE 20
Required by the business development and permitted by the relevant laws of China, the company may establish, change or rescind its subsidiaries, branch companies, representative offices or its agency.

ARTICLE 21
1. The debts, claims and compensation request and other losses caused by the persons concerned before the founding of the company shall be handled by themselves, the company shall not bear any burden arising therefrom.
2. Unless otherwise specified by laws or this agreement, the creditors and debts incurred before the founding of the company shall have no relations with the company.

           CHAPTER 5 PURPOSE, BUSINESS SCOPE AND SCALE OF THE COMPANY

ARTICLE 22
The purpose of the company is to construct a fairly large and authoritative education resources database with high quality and rich contents in China so as to provide an excellent service to the primary and middle schools and adults education.

ARTICLE 23
The business scope of the company is to research, develop and produce software and hardware; to provide education resources service and manage websites; research and develop information network engineering; to provide technical advice, technical service and technology transfer.



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ARTICLE 24
The operating term of the company is 20 years, subject to the final approval by the relevant administration for industry and commerce.

ARTICLE 25
The business scope of the company is subject to the restrictions by the China's current laws. The company can only carry out its activities within the restricted scope. When the restrictions are relaxed due to the change in policies and laws in future, the company shall make great efforts to expand its business scope.

              CHAPTER 6 RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS

ARTICLE 26
The shareholders have following obligations in accordance with laws:

FOR PARTY A:
1. They shall give full pay to their organizational and administrative advantages to create basic conditions for the expansion of the company business in line with the development requirements of the company.
2. They shall not have cooperation with a third party in the same or similar business area as that of the joint venture company after signing the agreement. As for the Party A's cooperation with others before signing this agreement, Party B understands the situation.
3. They shall be responsible for handling other related matters entrusted by the joint venture company.

FOR PARTY B:
1. They shall apply for approval, make registration and acquire business license for the company.
2. They shall assist the company to look for the site of the company and make water, electricity and other necessary articles available to the site.
3. They shall select competent line managers, administration personnel, technical personnel and other staff for the company.
4. They shall assist the company to purchase or hire equipment, materials, stationery, communication equipment and means of transportation, fuel and transportation facilities.
5. They shall not have cooperation with a third party in the same or similar business area as that of the joint venture company after signing the agreement.
6. They shall be responsible for handling other related matters entrusted by the joint venture company.





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ARTICLE 27
The shareholders shall enjoy following rights in accordance with law:
1. To participate in or select representatives to participate in the board of shareholders;
2. To decide the business operating principle and investment plan of the company;
3. To know the business operating conditions and financial status of the company, and have the right to audit the financial matters of the company;
4.      To elect and replace directors, and decide the directors' remuneration;
5. To elect supervisors from the shareholders' representatives or replace them, and to decide the supervisors' remuneration;
6.      To examine and approve the reports made by the Board of Directors;
7. To examine and approve the reports made by the Board of Supervisors or by the supervisor;
8. To examine and approve annual financial budget proposal and final accounts proposal;
9. To examine and approve the profits sharing proposal and proposal for making up for losses;
10. To get dividend in accordance with laws, regulations, this agreement and the Articles of Association;
11. To adopt resolutions on the change of the registered capital, and to have priority to purchase the newly added registered capital;
12. To adopt resolutions on the transfer of contributions from shareholder to non-shareholders, and to have priority to purchase the contributions transferred by other shareholders;
13. To adopt resolutions on the merger, separation of the company, change of the company form, dissolution and liquidation and so on;
14.     To formulate and revise the Articles of Association;
15.     Other rights

ARTICLE 28
The board of shareholders is composed of all the shareholders, which is the highest authority of the company. It has the right to decide all major issues of the company. Resolutions made at the board of shareholders shall be unanimously adopted by all the shareholders.

ARTICLE 29
The board of shareholders shall exercise the following functions and powers:
1. To determine the business operating principle and investment plan; to examine and approve the reports by the Board of Directors;
2. To elect or dismiss members of the Board of Directors and decide the remuneration of directors;
3. To elect supervisors from the shareholders' representatives or replace them, and to decide the remuneration of the supervisors;
4. To examine and approve the reports made by the board of supervisors or by any of supervisors;
5. To examine and approve the annual financial budget and final accounts proposals;
6. To examine and approve the profits sharing proposal and the proposal to make up for losses;
7.      To adopt resolutions on the change of the registered capital;
8. To adopt resolutions on the transfer of the contributions from shareholders to a third party other then shareholders;



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9.      To adopt resolutions on the merger and separation of the company, change of the company form, dissolution and liquidation and so on;
10.     To revise the Articles of Association;
11. Other functions and powers specified by laws and regulations, or the functions and powers that the board of shareholders deems that it is necessary for them to exercise.

ARTICLE 30
The first meeting of the board of shareholders shall be called and presided over by the shareholder who has made the most contributions, and he or she should exercise its functions and powers in accordance with law.

ARTICLE 31
THE BOARD OF SHAREHOLDERS SHALL HOLD ONE REGULAR MEETING EACH YEAR. THE SHAREHOLDERS WHO REPRESENT OVER ONE QUARTER OF THE RIGHT TO VOTE, OR THE DIRECTORS OR COMPANY'S SUPERVISORS WHO REPRESENT OVER ONE THIRD OF THE RIGHT TO VOTE MAY PROPOSE TO HOLD AN INTERIM MEETING OF THE BOARD OF SHAREHOLDERS. THE MEETING OF THE BOARD OF SHAREHOLDERS SHALL BE CALLED BY THE BOARD OF DIRECTORS, AND PRESIDED OVER BY THE CHAIRMAN OF THE BOARD. IF THE CHAIRMAN CAN NOT PERFORM HIS OR HER FUNCTION AND POWERS BECAUSE OF SPECIAL REASONS, THE CHAIRMAN SHALL APPOINT A DIRECTOR TO PRESIDE OVER THE MEETING.

A written notice shall be distributed to each shareholder at least fifteen days before the meeting of the board of shareholders is held. The parties of the agreement each may recommend one person to attend the meeting. If there is no special written instruction or written certificate of entrustment, the meeting of the board of shareholders shall be attended by the directors recommended by the shareholders.

ARTICLE 33
A written record shall be kept for each board meeting and signed by the attending shareholders or shareholder's representatives. The board of shareholders shall adopt a resolution for the issues discussed and agreed at the meeting. The shareholders who have agreed to this resolution shall sign it. The resolution has legal effect.

ARTICLE 34
The persons concerned have special regulations for the shareholder's right to vote and other rights, the persons concerned must act according to the special regulations.

                          CHAPTER 7 BOARD OF DIRECTORS
ARTICLE 35
The signature date of the business license shall be the establishment date of the board of directors.

ARTICLE 36
The board of directors is composed of 8 directors, of which 4 appointed by Party A and 4 appointed by Party B.



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1.      The first chairman of the board shall be designated by Party A. When the first chairman completes its term of office, a new chairman shall be recommended by Party A, and then elected by the board of directors in accordance with the regulations set forth in this agreement.
2. The term of office for directors and chairman is three years, and can be renewed.

ARTICLE 37
1. The directors appointed by the persons concerned can be dismissed and replaced at any time. If there is a vacancy for directorship, the party concerned can appoint a successor at any time.
2. When either party dismisses and replaces a director (including chairman), or appoints successor directors, the party concerned shall submit a written notice to the board of directors and the persons concerned ten days before the replacement or appointment takes place.
3. When the party concerned changes its director (including chairman) in accordance with section 1, the term of office for the successor director shall be the remaining period left by the predecessor.

ARTICLE 38
1. The remuneration for the directors and chairman shall be decided by the board of shareholders.
2. If the posts of general manager or other senior managing personnel are assumed by the chairman or the directors, they can get remuneration from the company in the capacity of the general manager or other senior managing personnel. The amount of remuneration shall be decided by the board of directors.

ARTICLE 39
1. The chairman of the board shall exercise its functions and powers in accordance with this agreement, the Articles of Association and the internal regulations approved by the board of directors or within the scope especially approved by the board of directors. Any actions representing the company such as to sign legal documents with the external organizations in the name of the company shall be approved by the board of directors. The chairman shall exercise the following functions and powers:
        a. To call and preside over the meetings held by the board of shareholders and board of directors;
        b. To supervise and inspect the implementation of the resolutions adopted by the board of shareholders and board of directors and the business operating situations in the company, and report these matters to the board of directors.
        c.  To sign relevant documents on behalf of the company;
        d. Other functions and powers authorized by the board of shareholders and board of directors.
2. If the chairman of the board can not perform his or her duties within a period of one month due to special reasons, the board of directors shall immediately elect and appoint a substitute from the existing directors to act on behalf of the chairman



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ARTICLE 40
1.      The board of directors is a permanent organ of powers of the company.
2. The board of directors and each director shall carry out activities in accordance with the Chinese laws and the regulations set forth in this agreement and Articles of Association.
3. The decisions made by the board of directors shall not be interfered by any external factors as long as they don't go against the Chinese laws and regulations set forth in this agreement and Articles of Association.

ARTICLE 41
1. The board of directors shall convene two meetings each year in principle. The meetings shall be called and presided over by the chairman.
2. When the person concerned put forward a proposal to dissolve the company in accordance with the regulations set forth in this agreement, the chairman shall immediately call an interim meeting of the board of directors. If the chairman doesn't immediately call the interim meeting, the person concerned who raised the proposal shall recommend a director from the directors to act on behalf of the chairman to call the interim meeting of the board of directors.
3. An interim meeting of the board of directors may be held when over a third of directors propose. The chairman of the board shall call the interim meeting within twenty days after receiving the proposal from the directors. If the chairman doesn't call the meeting within the twenty days, any one of the directors who have raised the proposal shall call the interim meeting of the board of directors on behalf of the chairman.
4. In order to promote close relationship among the board of directors, management mechanism and supervision organ, the general manager, chief financial controller and supervisors shall attend the meeting of the board of directors as non-voting members. If the general manager or chief financial controller is concurrently a director, he or she has the right to vote at the meeting of the board of directors, otherwise, he or she has no right to vote. Other personnel can also attend the meeting as non-voting members as necessary.

ARTICLE 42
1. The board meeting shall be held in principle in the legal address of the company.
2. The board meeting may be held in the place other than the legal address of the company. Any resolution required to be adopted by the board may be adopted without a meeting if all the members of the board entitled to vote thereon consent in writing to such resolution.
3. The resolution adopted by the written consent mentioned in Section 2 means that all the directors have signed the document that contains the resolution. The resolution adopted by written consent has the same effect as that adopted by the board meeting. Once the resolution contained in the document is adopted, the document shall be kept as the minutes of the board meeting. The way in which a resolution is adopted by written consent is also applicable to any regulations required to be adopted by the board.



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ARTICLE 43
1. The board meeting requires a quorum of over two thirds of the total number of directors.
2. Should any director is unable to attend the board meeting, he or she can ask in writing a proxy to attend the meeting and exercise the right to vote. The proxy must be a director. One proxy can attend the meeting and exercise the right to vote on behalf of two or more directors. But one director is not allowed to ask two or more than two proxies to attend the meeting and exercise the right to vote. The proxy has the same powers as the director he represents at the board meeting.
3. In case a director neither attends nor asks a proxy to attend the board meeting, he or she will be regarded as attendance of the meeting and abstention from voting.

ARTICLE 44
1. All the directors shall be noticed in writing ten days before the date of the board meeting. However if all the directors agree, less than ten days is also acceptable.
2. The written notice mentioned above should include the date and place of the meeting, topics for discussion, proposals and relevant materials about the proposals. Each director may ask the board chairman to give explanations to the proposals and their related materials.

ARTICLE 45
Unless otherwise specified by the relevant laws of China, the following items shall be unanimously agreed by the directors and proxies attending the board meeting:
1.      To put forward the proposals to revise the Articles of Association;
2. To formulate the proposals to terminate or dissolve the company ahead of time;
3. To formulate the proposals to change the registered capital of the company;
4. To formulate the proposals to merge the company with other economic organizations;
5. To determine mortgage, lease and transfer of the important assets of the company within the scope authorized by the shareholders;
6. To examine the important regulations and internal management structure of the company, such as regulations and structures with regard to payment for labor, personnel management and financial management and etc.

ARTICLE 46
Unless otherwise specified by the relevant laws of China, the following items shall be unanimously agreed by more than half (exclusive of half) of the directors and proxies attending the board meeting:
1. To be responsible for calling the meeting of the board of shareholders, and make report to the meeting;
2.      To implement the resolutions adopted by the board of the shareholders;
3. To decide the business operating plan and investment proposal of the company;
4.      To formulate the annual financial budget and final accounts proposal;
5. To formulate profits sharing proposal and proposal to make up for losses;
6. To draft the proposals to merge the company with other economic organizations or separate the company, or to change the form of the company or to dissolve the company;



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7.      To appoint or dismiss general manager, and to decide his or her remuneration;
8. To appoint or dismiss deputy general manager and other senior managing personnel according to the nomination of the general manager, and decide their remuneration;
9. To decide loans or guarantees of the company within the scope authorized by the board of shareholders;
10. To put forward internal and external investment proposals or to adopt resolutions on the internal and external investment in accordance with the authorization given by the board of shareholders; to decide to establish subsidiaries, branch companies, representative offices or agency;
11. To decide to make off-budget purchases or sell the important fixed assets;
12.     To decide on major contracts to be signed with other organizations;
13.     To formulate revision proposal for the Articles of Association;
14. To put forward bankruptcy application with the approval from the board of shareholders, and to take concrete responsibilities for the liquidation of the company;
15. To decide on the loans and their quota, capital expenditure, sales, purchases and strategic alliances and others not covered by the annual business operating plan;
16. Any other major issues that the board of shareholders has authorized the board of directors to decide on.

ARTICLE 47
If the board meeting is convened or a resolution passed in violation of this agreement, the resolution adopted by the meeting shall become null and void. If a deadlock occurs due to the different opinions at the board meeting, and it is difficult to adopt a resolution at the meeting, the persons concerned shall make great efforts to find out a solution through sincere consultations.

ARTICLE 48
Minutes of the board meetings shall be written in the Chinese language. After signed by the directors and proxies attending the meeting, the minutes shall be kept by the company until dissolution of the company. Each party shall hold one copy.

ARTICLE 49
Expenses arising from the board meetings, including the travelling and accommodation expenses of the directors attending the meetings, shall be borne by the company.

ARTICLE 50
If any one of the directors recommended by the persons concerned is found to be incompetent, or have engaged in malpractice for self ends, neglected his or her duty or have committed serious mistakes or have other misconduct, he or she must be dismissed and replaced by the person concerned.

ARTICLE 51
If any of the directors has incurred a loss to the company due his or her fault, he or she shall compensate company for the loss.



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ARTICLE 52
The directors can only exercise their powers in the company through voting at the board meeting. They are not allowed to do anything on behalf of the company no matter in what sense, and they should not interfere in the daily business management of the company.

                     CHAPTER 8 BUSINESS MANAGEMENT MECHANISM
ARTICLE 53
The company shall have a business management mechanism under the board of directors. The mechanism shall be responsible for the daily management of the company.

ARTICLE 54
1. The mechanism has one general manager and several senior managing personnel. The first general manager shall be recommended by Party A, and appointed by the board of directors. The first chief financial controller shall also be recommended by Party A, and appointed by the board of directors. When their term of office is over, Party A shall recommend new general manager and chief financial controller, and the board of directors shall appoint them.
2.      The general manager shall be responsible for the board of directors.
3. The members working in the mechanism shall all act according to the general manager's instructions, and be responsible for the general manager. Their work shall only be recognized when they work in line with the general manager's instructions.

ARTICLE 55
1. The persons concerned from each party who nominated the general manager and chief financial controller can dismiss and replace them after approval by the board of directors provided that the normal operation of the company is not affected.
2. When the person concerned requests to replace the general manager or chief financial controller with new one in accordance with the previous section, the board of directors should agree on the replacement unless there are reasons to reject the replacement.

ARTICLE 56
1. The general manager is the leading member of the company in charge of the daily business management. The general manager shall implement all the resolutions adopted by the board of directors. The general manager shall organize and lead the daily business operation of the company in accordance with the relevant laws of China, Articles of Association and resolutions passed by the board of directors.
2. The general manager shall perform his or her duties within the scope set by the relevant laws of China, Articles of Association and resolutions passed by the board of directors.
3. The general manager shall have the right to represent the company in dealing with the external organizations within the scope set forth in the previous section.
4. The general manager shall report to the board of directors at least once every quarter on his or her work, which includes, but will not be limited to the following:
        a. Business: implementation progress of the business operating plan; market information, implementation of the investment proposal.



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        b.  Financial affairs: budget fulfillment status, cost control; general financial situations, fund management, assets management and debt management; implementation of the various internal control systems for financial affairs.
        c.  Audit: progress of internal auditing.

5. THE GENERAL MANAGER SHALL REPORT THE NEXT YEAR'S BUSINESS OPERATING PLAN (DRAFT) TO THE BOARD OF DIRECTORS NO LATER THAN 10 DAYS BEFORE THE NEXT FINANCIAL YEAR. THE PLAN SHALL INCLUDE:
        a. Operating plan, which includes, but will not be limited to the operating period, contracts with third parties and information about the operating environment;
        b. Financial plan formulated under the leadership of the chief financial controller, which includes, but will not be limited to anticipated revenue, capital expenditure, break down cost and other variable cost;
        c. Material purchase plan, which includes, but will not be limited to the purchase expenses for equipment, stock for spare parts and consumables (categorized by the capital items and expense items);
        d.  Any other items required by the board of directors.
6. The general manager shall make great efforts to collect all the money that is owing, which includes, but will not be limited to the sum of money due and payable under the contracts, insurance policy, letter of guarantee and letter of indemnity; and shall pay all debts of the company. If a sum of money to be collected by the company has not been taken back forty five days after the due date, the general manager shall submit a written report to the board of directors to explain the situations.
7. If the general manager can not perform his or her duties because of his or her own reasons, other senior managing person can temporally perform the duties on behalf of the general manager after approved in writing by the general manager or the board of director.

ARTICLE 57
The general manager may choose several senior managing personnel to lead the different departments of the company and handle the matters instructed by the general manager. They shall be responsible for the general manager. If a department is to be set up, changed or abolished, the general manager shall prepare a proposal, and the board of directors shall adopt a resolution on the matter.





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ARTICLE 58
If there are facts to prove that any of the senior managing personnel are not competent, or any of them are engaged in malpractice for self ends, have neglected their duties in major issues, committed serious mistakes or have any other misconduct, they shall be dismissed at any time. Dismissal of the general manager or chief financial controller shall be decided by the board meeting, and dismissal of other senior managing personnel shall be decided by the general manager. When the general manager has decided to dismiss senior managing personnel according to this article, he or she should report the matter to the board of directors afterwards.

ARTICLE 59
Any of the senior managing personnel (including, but not be limited to the general manager and chief financial controller) have incurred losses to the company because of their mistakes, they should compensate the company for the losses.

ARTICLE 60
The company has a chief financial controller. The remuneration and other treatment of the chief financial controller shall be decided by the board of director.

The chief financial controller shall assist the general manager in doing the following work: to formulate the budget, cost control regulations and other financial management regulations; to manage the financial department and guide its work; to evaluate the business achievement of the various departments; to check the business managing mechanism for properly handling the financial affairs. If the financial affairs are not handled properly, the chief financial controller shall ask the related persons or departments to correct it. To correctly carry out the business accounting, to reflect accurately and supervise the main economic business, to safeguard the legal rights and interests of the persons concerned from each party; to deal with the tax departments and banks; to report to the board of directors on the annual financial budget and final accounts. As for anything other than the items listed above, the chief financial controller should also put forward necessary suggestions, and provide assistance and aid according to the request made by the general manager.

                              CHAPTER 9 SUPERVISORS
ARTICLE 61
There are two supervisors in the company, who shall be nominated by Party A and Party B and elected by the board of shareholders. The term of office for the supervisors is three years. When their term of office is over, they can be reelected consecutively. The supervisors shall attend the board meeting as non-voting members.

ARTICLE 62
The supervisors shall exercise the following functions and powers:
1. To check the financial situations of the company. They can invite the Chinese certified accountants approved by the board of shareholders to assist the checking. The cost incurred shall be borne by the company.



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2.      To supervise the directors, the general manager and other senior managing personnel to see whether they have violated the laws and regulations or the Article of Association in performing their duties.
3. When any of the directors, general manager or other senior managing personnel damage the interests of the company, the supervisors shall ask them to correct it. If necessary they can invite the law office approved by the board of shareholders on behalf of the company to make representations to them or enter a lawsuit against them. The cost incurred shall be borne by the company.
4.      To propose to call interim meetings of the board of shareholders.
5.      Other functions and powers to be exercised by the board of supervisors.
6. The supervisors shall attend the meetings of the board of directors as non-voting members.

ARTICLE 63
The directors, general manager or chief financial controller shall not be supervisors concurrently.

                           CHAPTER 10 LABOR MANAGEMENT
ARTICLE 64
1. Matters related to the labor management such as recruitment, training, labor agreement, examination, promotion, rewards and punishments, dismissal, salary, welfare treatment, labor protection, job safety and sanitation, labor insurance of the employees and employees regulation shall be dealt with in accordance with the regulations formulated by the board of directors or regulations formulated by the general manager under the relevant laws of China.
2. The provisions specified in this Chapter shall be also applicable to the employees sent or dispatched by the persons concerned from each party. The persons concerned from each party shall send or dispatch suitable employees required by the company from their own units, the general manager shall decide whether to accept them or not. The company shall not undertake the obligations in any sense to accept the employees not required by the company from each party.

ARTICLE 65
1. The company has the autonomy to recruit employees. Would-be employees shall all be examined, and the company will enroll only those who are outstanding. The company shall sign a separate labor agreement with the employee, and then report the matter to the local labor administration authority, so that they can enter the case in the records. The company will set a six-month probation period for employees in the labor agreement. If the employees are found not suitable for the work or their abilities have not reached the expected level during the probation period, the company will terminate the probation period in accordance with the labor agreement, and dissolve the employment agreement.
2.      Salaries of the employees shall be paid directly by the company.




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ARTICLE 66
The company shall have the right to punish those employees who have violated the various rules and regulations or the labor agreement. The punishment will vary with the various degrees of violations. Ways of the punishment includes warning, fines, salary reduction, demotion, bandh, advise them to quit working and dismissal. If an employee is advised to quit working or dismissed, the company should report the matter to the local labor administration authority, so that they can enter the case in the records.

                      CHAPTER 11 TAX, FINANCE AND AUDITING
ARTICLE 67
1. The company shall pay various kinds of taxes and additional fees in accordance with the relevant laws of China.
2. The company shall deduct income tax from the income of the senior managing personnel and employees in accordance with the relevant tax laws of China.

ARTICLE 68
The company shall draw reserve funds, reward and welfare funds for employees and enterprise development funds from the profits after tax in accordance with the relevant laws of China. The drawing ratio each year shall be decided by the board of shareholders in accordance with the business operating situations of the company. However no funds shall be drawn if the previous year's loss has not been made up.

ARTICLE 69
1. The company shall formulate and implement the financial and accounting management regulations in accordance with the relevant laws of China and the resolutions adopted by the board of directors.
2. All accounting of the company shall be handled in accordance with the relevant laws of China. It is the company's principle that the accounting formalities should be perfect and contents should be complete and current.

ARTICLE 70
The accounting year of the company starts from Jan. 1 and ends at Dec. 31. But the first accounting year of the company shall start from the establishment date of the company and end at Dec. 31.

ARTICLE 71
1. The company shall formulate quarterly and annual loss and gain statements, asset liability form and accounting report with cash flow table, and deliver them to the persons concerned from each party. And at the same time, deliver them to the related governmental administration authority in accordance with the relevant laws of China.
2. The quarterly accounting report shall be delivered to the persons concerned from each party before the 15th of the first month of the following quarter. The annual accounting report shall be formulated before March of the following year. Audited by the Chinese certified accountants, the report shall be submitted to the board of directors for approval. After approval, the report shall be delivered to the persons concerned from each party.



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3.      The company shall formulate such financial documents as monthly loss and gain statements and asset liability form and then report them to the related governmental administration authority.

ARTICLE 72
The persons concerned from each party shall have the right to check by themselves or invite auditors to check the account books of the company or carry out other necessary checks related to the financial and accounting matters at any time. The cost incurred shall be borne by the party concerned. The company and person concerned form the other party shall provide necessary convenience for the checks.

ARTICLE 73
The company shall open accounts in RMB with the banks in accordance with the relevant laws of China

                   CHAPTER 12 PROFITS SHARING AND LOSS REMEDY
ARTICLE 74
The company shall pay taxes in accordance with the relevant laws of China and draw various funds from profits after tax in accordance with the regulations set forth in the agreement, and then shall distribute the profits at the specified ratio among the persons concerned from each party in accordance with the resolution of the board of directors.

ARTICLE 75
It is not allowed to distribute the profits before the previous year's loss has been made up. The undistributed profits of the previous year can be distributed together with the following year's distribution of the profits.

ARTICLE 76
If there are still profits left after the loss has been made up, the company can distribute profits once every year. Profits shall be distributed to the persons concerned on the same day under any conditions.

              CHAPTER 13 DISSOLUTION AND LIQUIDATION OF THE COMPANY
ARTICLE 77
1. When there are reasons to dissolve the company, the company shall put forward a proposal to the board of shareholders to dissolve the company. The board of shareholders, within fifty days after receiving the proposal, shall decide to terminate the business and dissolve the company, and at the same time shall apply to the original examination and approval authority for the dissolution of the company. Under this situation, the persons concerned from each party shall ask the representatives recommended by each party to agree the dissolution of the company at the meeting of the board of shareholders. The persons concerned from each party shall also undertake the obligations to agree on the dissolution resolution. However if the persons concerned from each party have reached a written agreement on the dissolution mentioned in Paragraph 2 below, the regulations specified in the written agreement shall be observed.



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2.      When there are reasons to dissolve the company, the persons concerned from each party shall reach a written agreement to deal with the following situation in which the company is not going to be dissolved for a certain period of time even if the reasons to dissolve the company become evident. Under such situation, the following regulations shall be observed:
        a. During the period specified in the written agreement, both parties shall not use the dissolution reasons listed in the written agreement to terminate the business operation of the company and dissolve the company. However if the written agreement has other regulations, the regulations specified in the agreement shall prevail.
        b. The written agreement shall be only applicable to the dissolution reasons listed in the agreement. It is not applicable to those dissolution reasons, which are happening or have already happened, but not covered by the agreement.
3. If the dissolution application submitted by the company has not been approved by the examination and approval authority within thirty days after the application is submitted, the board of directors shall adopt necessary measures including going through shutdown formalities.
4. If the company has been dissolved due to any reasons within five years from the date of the establishment, the remaining assets shall be distributed through friendly consultations based on fact. If the company has been dissolved due to any reasons five years after the date of the establishment, the remaining assets (including all the investments beyond the registered capital) shall be distributed in accordance with the ratio of the share ownership.

                                CHAPTER 14 BREACH
ARTICLE 78
When either party fails to undertake the substantial obligations specified in this agreement or supplementary agreements to this agreement, or has violated the relevant laws of China and regulations set forth in this agreement or Articles of Association, or there are false or misunderstood promises in either party's statement or guarantee required by this agreement, the party is regarded as breach of the agreement.

ARTICLE 79
If one party has breached the agreement and caused losses to the company, the party concerned shall compensate the company for the losses. The losses shall include the cost paid by the company to handle the breach (including, but not be limited to the travelling expenses, communication fees, lawyer fees and appraisal fees, and etc.)

ARTICLE 80
If one party has breached the agreement and caused losses to the other party, the non-defaulting party can ask the defaulting party to compensate for the losses. The losses shall include the cost paid by the non-defaulting party to handle the breach (including, but not be limited to the travelling expenses, communication fees, lawyer fees and appraisal fees, and etc.)






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                CHAPTER 15 AMENDMENT, ALTERATION AND DISSOLUTION
                                OF THE AGREEMENT
ARTICLE 81
If this agreement and its appendixes are to be amended or altered, the parties to this agreement shall have consultations and reach an agreement with regard to the amendment or alteration. Then the agreement shall be signed by the representatives authorized by both parties.

ARTICLE 82
Should one of the parties be prevented from executing this agreement by force majeure (such as earthquake, typhoon, flood, fire, war and other unforeseen events whose happening and consequences are inevitable or unavoidable), the prevented party shall notify the other party immediately, and within fifteen days thereafter provide detailed information about the event and a written document to explain to what extent the force majeure event has affected the execution of this agreement along with a valid certificate to testify the event. The valid certificate shall be issued by an appropriate organization (a third party) in the locality where the force majeure took place. The prevented party shall not compensate for the economic losses caused by the force majeure.

Both parties shall, through consultations, decide whether to delay the execution of the agreement, exempt from the performance of the obligations, or alter the agreement based on the effects of the force majeure event on the performance of the agreement. Then both parties shall implement the decision in accordance with the Chinese laws and the government requirements.

                        CHAPTER 16 SETTLEMENT OF DISPUTES
ARTICLE 83
Any disputes arising from execution of, or in connection with the agreement shall be settled through friendly consultations.

ARTICLE 84
In case no settlement can be reached through friendly consultations thirty days after commencement of the consultations, either party may lodge a lawsuit before the people's court.

ARTICLE 85
During the consultation and litigation period, the agreement shall be executed continuously by both parties except for matters in dispute.

                       CHAPTER 17 STATEMENT AND GUARANTEE
                            OF THE PERSONS CONCERNED
ARTICLE 86
At the time of signing this agreement, the persons concerned from both parties have made the following statement and guarantee:



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Before signing this agreement, the information provided by us is the newest, complete and accurate.

                        CHAPTER 18 SUPPLEMENTARY ARTICLES
ARTICLE 87
Without the permission from the other party, either party shall not use at its own decision or transfer the technology, the technical know-how and other secrets acquired from the other party at time of signing and performing this agreement to a third party. This obligation under this article shall still be effective even after the termination of the agreement.

ARTICLE 88
1. Where, in accordance with the agreement, a notice in writing is required, it shall be sent by such reliable delivery methods as postage paid registered air mail or air express delivery to the address specified in the agreement or such other address as may from time to time be notified by either Party to the other . However under special conditions, such notice can be sent by telegram, telex or facsimile. The notice concerning the rights and obligations sent by this way shall be confirmed by a written document immediately afterwards.
2. Unless otherwise specified, the effective date of the notice sent by air registered mail or air express delivery shall be five days after the date of postage registration. The notice sent by telegram, telex or fax shall be regarded as that it has reached the other party on the date of sending unless otherwise specified (but the effective date of the notice concerning the rights and obligations sent by this way is subject to the arriving date of the written document).

ARTICLE 89
The agreement shall become effective after it is signed and sealed by both parties.

ARTICLE 90
Matters not covered by this agreement shall be discussed and decided by the two parties in accordance with the relevant laws and regulations of the People's Republic of China. The decision on the matters concerned shall be in the written form.

ARTICLE 91
The Articles of Association and supplementary agreements signed by both parties are appendixes to this agreement, and they are an integral part of this agreement.

ARTICLE 92
This agreement is made in four identical copies with each party holding two copies. This agreement is signed in China by both parties on July 22, 2002.

Party A: The National Center for Audio and Visual Education

Date of signature:

Party B:

Date of signature:






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